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                                                                    Exhibit 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Juniper Networks, Inc. Amended and Restated 1996 Stock Plan and the Juniper Networks, Inc. 1999 Employee Stock Purchase Plan of our report dated February 26, 1999, with respect to the consolidated financial statements of Juniper Networks, Inc. included in its Registration Statement (Form S-1) filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP

Palo Alto, California
August 16, 1999